UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2011 (December 14, 2011)

AVALON HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Ohio	1-14105	34-1863889
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

One American Way, Warren, Ohio  44484
(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code:  (330) 856-8800

(Former name and address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

ITEM 8.01  Other Events

On December 14, 2011, Avalon Holdings Corporation and its wholly owned subsidiary, Avalon lakes Golf, Inc. (together “Avalon”) received executed lease agreements and initial one-time bonus payments of approximately $.4 million from an energy company for leasing approximately 200 acres of land for the purpose of drilling for oil and gas. Avalon will recognize the initial bonus payments as other income in the fourth quarter of 2011. The lease agreements also provide Avalon with the potential to receive royalty payments in the future. At this time, these royalty payments are not determinable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 15, 2011

Avalon Holdings Corporation

By:	/s/ Timothy C. Coxson
Timothy C. Coxson
Chief Financial Officer